Mitek Reports 46% Revenue Growth in Record First Quarter

SAN DIEGO, CA, January 29, 2019 - Mitek (NASDAQ: MITK, www.miteksystems.com), a global leader in mobile capture and digital identity verification solutions, today announced its financial results for the first quarter of fiscal 2019 ended December 31, 2018.

Fiscal First Quarter 2019 Financial Highlights

•Total revenue increased 46% year over year to $17.7 million.
•GAAP net loss of $(3.2) million, or $(0.08) per share.
•Non-GAAP net income of $1.0 million, or $0.03 per diluted share.
•Cash flow from operations was $2.3 million.
•Total cash and investments of $19.7 million at the end of the fiscal first quarter.

Commenting on the results, Max Carnecchia, CEO of Mitek, said:

“Our quarterly financial results include solid double-digit revenue growth in both of our product families and reflect the continued positive momentum we are generating and the hard work of our entire team. We continue to dominate the mobile check deposit market with our industry leading solution. And in ID verification, we believe that our Mobile Verify is providing the onramp to the digital economy. This large market is fast growing, mission critical, and in its early days with only one clear leader – Mitek. We remain very focused on building on our market leadership with our patented technology, global customer relationships and proven ability to innovate and scale.”

Fiscal 2019 Financial Guidance

For the fiscal year ending September 30, 2019, the Company is reiterating its previously provided guidance for full year total revenue of $83 million to $86 million, which would represent growth between 31% and 35% year over year and continues to expect to generate a non-GAAP profit margin of approximately 18% to 20%.

Conference Call Information

Mitek management will host a conference call and live webcast for analysts and investors today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss the Company’s financial results.

To access the live call, dial 888-208-1711 (US and Canada) or +1 720-543-0214 (International) and give the participant passcode 3216965.

A live and archived webcast of the conference call will be accessible on the “Investor Relations” section of the Company’s website at www.miteksystems.com. In addition, a phone replay will be available approximately two hours following the end of the call and it will remain available for one week. To access the call replay dial-in information, please click here.

About Mitek

Mitek (NASDAQ: MITK) is a global leader in mobile capture and digital identity verification solutions built on the latest advancements in AI and machine learning. Mitek’s identity verification solutions enable an enterprise to verify a user’s identity during a digital transaction, which assists financial institutions, payments companies and other businesses operating in highly regulated markets in mitigating financial risk and meeting regulatory requirements while increasing revenue from digital channels. Mitek also reduces the friction in the users’ experience with advanced data prefill and automation of the onboarding process. Mitek’s innovative solutions are embedded into the apps of more than 6,100 organizations and used by more than 80 million consumers for mobile check deposit, new account opening and more. Learn more at www.miteksystems.com. [(MITK-F)]

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s long-term prospects and market opportunities are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the implementation and launch of the Company’s products by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net income and non-GAAP net income per share that exclude stock compensation expenses, intellectual property litigation costs, acquisition-related costs and expenses, costs associated with unsolicited ASG proposal activity, executive transition costs, income tax effect of pre-tax adjustments, impact of tax reform on deferred taxes, and the cash tax difference. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financial statements, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations against investor and analyst financial models, which helps identify trends in the Company’s underlying business and provides a better understanding of how management plans and measures the Company’s underlying business.

MITEK SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(amounts in thousands except share data)

	December 31, 2018	September 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$10,437	$9,028
Short-term investments	9,248	8,448
Accounts receivable, net	13,485	16,821
Prepaid expenses	2,096	2,278
Other current assets	1,565	1,053
Total current assets	36,831	37,628
Property and equipment, net	4,779	4,665
Goodwill and intangible assets	64,800	67,354
Deferred income tax assets	16,983	15,356
Other non-current assets	3,124	2,147
Total assets	$126,517	$127,150
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,507	$3,573
Accrued payroll and related taxes	6,202	7,915
Deferred revenue, current portion	4,728	4,792
Acquisition-related contingent consideration	1,823	1,849
Other current liabilities	2,023	2,278
Total current liabilities	19,283	20,407
Deferred revenue, non-current portion	407	485
Deferred income tax liabilities	8,055	8,162
Other non-current liabilities	2,937	2,702
Total liabilities	30,682	31,756
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized, 38,638,816 and 37,961,224 issued and outstanding, as of December 31, 2018 and September 30, 2018, respectively	39	38
Additional paid-in capital	120,199	116,944
Accumulated other comprehensive loss	(1,397)	(586)
Accumulated deficit	(23,006)	(21,002)
Total stockholders’ equity	95,835	95,394
Total liabilities and stockholders’ equity	$126,517	$127,150

MITEK SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended December 31,
	2018	2017
Revenue
Software and hardware	$9,995	$7,206
Service and other	7,688	4,930
Total revenue	17,683	12,136
Operating costs and expenses
Cost of revenue—software and hardware	845	719
Cost of revenue—service and other	2,033	898
Selling and marketing	7,208	4,775
Research and development	4,488	3,280
General and administrative	5,842	3,517
Acquisition-related costs and expenses	1,827	1,259
Total operating costs and expenses	22,243	14,448
Operating income loss	(4,560)	(2,312)
Other income, net	14	190
Loss before income taxes	(4,546)	(2,122)
Income tax benefit (provision)	1,355	(3,614)
Net loss	$(3,191)	$(5,736)
Net loss per share—basic and diluted	$(0.08)	$(0.17)
Shares used in calculating net loss per share—basic and diluted	38,247	34,207

MITEK SYSTEMS, INC.
NON-GAAP NET INCOME RECONCILIATION
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended December 31,
	2018	2017
Net loss	$(3,191)	$(5,736)
Non-GAAP adjustments:
Acquisition-related costs and expenses	1,827	1,259
Litigation costs	—	50
Costs associated with unsolicited ASG proposal activity	864	—
Executive transition costs(1)	251	—
Stock compensation expense	2,670	1,889
Income tax effect of pre-tax adjustments	(1,261)	(960)
Impact of tax reform on deferred taxes	—	4,417
Cash tax difference(2)	(114)	112
Non-GAAP net income	1,046	1,031
Non-GAAP income per share—basic	$0.03	$0.03
Non-GAAP income per share—diluted	$0.03	$0.03
Shares used in calculating non-GAAP net income per share—basic	38,247	34,207
Shares used in calculating non-GAAP net income per share—diluted	40,117	36,235

1.Comprised of costs associated with the transition of the Company’s executive officers. Our non-GAAP financial measures exclude these transition costs as we believe that such expense is inconsistent with the normally recurring operations of our Company and it makes it difficult to make period-to-period comparisons of our operating performance. Comparable figures have been restated to conform to the current period’s presentation.
2.The Company’s non-GAAP net income is calculated using the cash tax rate of 2%. The estimated cash tax rate is the estimated tax payable on the Company’s tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The Company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, the utilization of research and development tax credits, and the utilization of loss carryforwards which currently have an overall effect of reducing taxes payable. The Company believes that the cash tax rate provides a more transparent view of the Company’s operating results. The Company’s effective tax rate used for the purposes of calculating GAAP net loss for the three months ended December 31, 2018 was 30%.
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Investor Contact:
Todd Kehrli or Jim Byers
MKR Group, Inc.
mitk@mkr-group.com